Exhibit 10.8

THE SECURITIES OFFERED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ANY SALE OF SUCH SECURITIES IS SUBJECT TO COMPLIANCE WITH, OR THE AVAILABILITY OF EXEMPTIONS FROM COMPLIANCE WITH, THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS INSTRUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. TRANSFER OF THIS INSTRUMENT AND THE SECURITIES OFFERED HEREBY IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Option Agreement”) is made effective as of the 15th day of September, 2008 (the “Effective Date”), by and between Wolverine Tube Inc., a Delaware corporation having its principal place of business at 200 Clinton Avenue West, Suite 1000 Huntsville, Alabama 35801 (“Wolverine”); and Wieland-Werke AG, a corporation of the Federal Republic of Germany which has its principal place of business at Graf-Arco-Strasse 36, D-89079 Ulm, Germany (the “Purchaser”); and Wolverine China Investments, LLC, a Delaware limited liability company having its principal place of business at 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801 (“W/Investments”).

R E C I T A L S:

WHEREAS, in connection with Purchaser’s purchase of thirty percent (30%) of the ownership interest of W/Investments (which 30% ownership interest is in the form of 30 Membership Units), Wolverine has agreed to grant to Purchaser the Option (as defined in this Option Agreement); and

WHEREAS, this Option Agreement is that certain Option Agreement to which reference is made in that certain Owners and Voting Rights Agreement dated as of September 15, 2008 with this Option Agreement between Wolverine, W/Investments, Purchaser, and Wolverine Tube (Shanghai) Co., Ltd. (“Wolverine Shanghai”) (the “Voting Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

1. Grant of Option; Purchase Price.

(a) Grant of Option. Wolverine hereby grants to Purchaser the right and option (the “Option”) to purchase from Wolverine, during the Option Period (as defined in this Option Agreement) all but not less than all of a twenty percent (20%) ownership interest in W/Investments, which ownership interest shall be in the form of 20 Membership Units of W/Investments, which Membership Units shall constitute twenty percent (20%) of the ownership interests in W/Investments on the Effective Date and on the Closing Date (as defined in this Option Agreement) (assuming Purchaser has exercised the Option) (the “Optioned 20% Interest”), in consideration of the aggregate Purchase Price (as defined in

Section 1(b)). Subject to Section 2(b) of this Option Agreement, the Option shall be exercisable by Purchaser once and only once during the Option Period at any time during the Option Period with respect to all but not less than all of the Optioned 20% Interest pursuant to the terms and conditions set forth in this Option Agreement.

(b) Purchase Price. The aggregate cash purchase price for the Optioned 20% Interest shall be based on the ratio of Wolverine Shanghai’s actual cumulative EBITDA (“Actual Cum EBITDA”) to Wolverine Shanghai’s budgeted cumulative EBITDA (“Budgeted Cum EBITDA”) for the Budget Period as follows:

(1) The budget period (the “Budget Period”) shall be the consecutive thirty-six (36) month period beginning March 31, 2008 through and including April 2, 2011.

(2) Wolverine Shanghai’s Budgeted Cumulative EBITDA is agreed by the parties to be US$15,900,000 as earned during the Budget Period, which cumulative EBITDA shall be determined from unaudited financial statements of Wolverine Shanghai for the periods March 31 through December 31, 2008 and January 1 through April 2, 2011 and from audited financial statements of Wolverine Shanghai for the periods January 1, 2009 through December 31, 2009 and January 1, 2010 through December 31, 2010.

(3) The actual cumulative EBITDA during the Budget Period shall be adjusted and normalized based on a United States – China currency rate standard of 1 USD = 7.5 Rmb. The result of this calculation will be known as the “Adjusted Actual Cum EBITDA.”

(4) The EBITDA Ratio shall be determined by dividing the Adjusted Actual Cum EBITDA by the Budgeted Cum EBITDA.

Subject to Section 2 of this Option Agreement, the aggregate cash purchase price for the Optioned 20% Interest (the “Purchase Price”) shall be the EBITDA Ratio multiplied by US$10,000,000; provided, however, that the Purchase Price paid by the Purchaser to Wolverine shall not be less than US$9,000,000 and shall not be greater than US$14,000,000. For the purposes of this Agreement, “EBITDA” shall mean earnings before interest, taxes, depreciation, and amortization, as such calculation is made in accordance with generally accepted accounting principals as recognized in the People’s Republic of China, on March 14, 2008.

2. Option Period, etc. (a) Subject to the terms of Section 2(b), Purchaser shall exercise the Option once and only once as to all but not less than all of the Optioned 20% Interest only during the period beginning at 12:01 A.M. (New York, New York time) on April 1, 2011 and ending at 11:59 P.M. (New York, New York time) on March 31, 2013 (the “Option Period”), by giving written notice (the “Exercise Notice”) to Wolverine stating Purchaser’s intent to (i) exercise the Option as to all of the Optioned 20% Interest, (ii) to pay the aggregate Purchase Price for all of the Optioned 20% Interest to be purchased from Wolverine in accord with Section 3, and (iii) the date of the Closing. In addition to the foregoing, Purchaser also shall have the right to exercise the Option upon the terms and conditions set forth in Section 7.3(d) of the Voting Rights Agreement (as hereinafter defined).

(b) Notwithstanding the provisions of Section 2(a) to the contrary, in the event a Wolverine Acquisition (as defined in Section 7.3(d)(iii)(B) of the Voting Rights Agreement) occurs prior to the commencement of the Option Period and Purchaser then owns thirty percent (30%) of the ownership in W/Investments, then Purchaser may, at its own discretion, exercise the Option and purchase the Optioned

20% Interest (“Early Option Purchase”) by giving the Exercise Notice to Wolverine not more than twenty one (21) days and no less than two (2) days before the consummation and closing of the Wolverine Acquisition or on or before fourteen (14) days following notice of loss of control or voting interest in W/Investments, as the case may be (“Early Option Period”). The Purchase Price of an Early Option Purchase shall be determined as set forth in Section 1(b) of this Option Agreement; provided, however, that for purposes of determining the Actual Cum EBITDA and the Budgeted Cum EBITDA: (i) any partial years shall be prorated based upon the time period between commencement of the Budget Period through the last day of the fiscal month immediately preceding the effective date of the Wolverine Acquisition (“Early Option Measurement Period”); (ii) the Budgeted Cum EBITDA shall be based on that portion of the thirty-six (36) month business plan which was approved by the parties by correspondence dated of even date herewith and which falls within the Early Option Measurement Period, and the parties shall include in the calculation of the Budgeted Cum EBITDA, the budgeted EBITDA for full fiscal years beginning April 1, 2008 and the last day of the month immediately preceding the date of the Exercise Notice and shall prorate any partial fiscal years based upon the budgeted EBITDA for such partial fiscal year times a fraction, the numerator of which is the number of full months in such partial fiscal year and the denominator is twelve; and (iii) the Actual Cum EBITDA, as adjusted as provided in Section 1(b)(3), shall be based on the results of operations of Wolverine Shanghai for the Early Option Measurement Period. The closing of such purchase of the Optioned 20% Interest shall occur within thirty (30) days after such effective date. (By way of example only, if the Wolverine Acquisition is scheduled to occur on July 10, 2009, then the Actual Cum EBITDA and Budged Cum EBITDA would be based upon a Budget Period from April 1, 2008 through June 30, 2009, and the Budgeted Cum EBITDA would be $4,900,000.00 for the period from April 1, 2008 to March 31, 2009 plus $1,325,000.00 (25% of $5,300,000.00) for the period from April 1, 2009 to June 30, 2009, for a total Budgeted Cum EBITDA of $6,315,000.00). If Purchaser elects not to purchase the Optioned 20% Interest during the Early Option Period, then this Option Agreement shall continue in effect and Purchaser shall have the right and option to purchase the Optioned 20% Interest during the Option Period, as otherwise provided in this Agreement.

(c) Each party shall bear their own costs and expenses in connection with the exercise of the Option. Following the close of the transactions contemplated by this Option Agreement, Wolverine Shanghai shall pay all costs of independent public accountants for the computation of the aggregate cash purchase price in accordance with Section 1(b).

(d) Purchaser may deliver the Exercise Notice up to and including the end of the Option Period, or the end of the Early Option Period, as applicable, even though the consummation of the purchase of the ownership interests contemplated by this Option Agreement occurs after the end of the Option Period or after the end of the Early Option Period; provided, however, the Exercise Notice shall be deemed given, effective and received when such action is taken in accordance with Section 6.4 of this Option Agreement.

3. Closing of Exercise of Option. The consummation of the sale of the Optioned 20% Interest by Wolverine to Purchaser (the “Closing”) shall be held no later than sixty (60) days after the effective date of the Exercise Notice (or thirty (30) days after the effective date of the Early Exercise Option Notice) on the date and at the time set forth in the Exercise Notice or in the Early Exercise Option Notice, as the case may be (the “Closing Date”), at the principal offices of Wolverine, or at such other mutually agreed upon place and time. At the Closing, Purchaser shall pay to Wolverine the aggregate Purchase Price for all of the Optioned 20% Interest being purchased, in good United States currency funds by wire transfer to the account specified in writing by Wolverine to Purchaser at the Closing, and Wolverine shall execute and deliver to Purchaser such assignment and transfer of the Optioned 20% Interest and shall cause W/Investments to issue to Purchaser such ownership certificates or other written evidence of ownership representing the Optioned 20% Interest being purchased from W/Investments.

Wolverine, W/Investments, and Purchaser shall execute and deliver such amendment to the Amended and Restated Limited Liability Company Agreement of W/Investments as is necessary and appropriate to give evidence the purchase and ownership of the Optioned 20% Interest by Purchaser. Wolverine shall represent and warrant to Purchaser at Closing that (a) Wolverine has good title to the Optioned 20% Interest and conveys the Optioned 20% Interest to Purchaser free and clear of all liens, claims, restrictions, and encumbrances (other than those arising under the Voting Rights Agreement or any other agreement or undertaking to which Purchaser and Wolverine, both, are parties and which pertain to W/Investments (including without limitation, the Amended and Restated Limited Liability Agreement of W/Investments, as in effect from time to time (the “LLC Agreement”)) or Wolverine Shanghai), (b) Wolverine has full right, power, capacity and authority to sell the Optioned 20% Interest to Purchaser, (c) the Optioned 20% Interest constitutes twenty percent (20%) of the ownership interests in W/Investments on the Closing Date, and (d) since the date of this Agreement, Wolverine has not caused W/Investments to transfer, convey, or assign its ownership interest in Wolverine Shanghai, except in the manner and to the extent permitted under the Voting Rights Agreement and with the written consent of Purchaser, if and to the extent the Voting Rights Agreement is in force and effect as of the Closing. Purchaser shall represent and warrant to Wolverine and W/Investments at Closing that (U) the Optioned 20% Interest is subject to the Voting Rights Agreement, and the terms and conditions of the Voting Rights Agreement are ratified and confirmed in all respects; (V) Purchaser is acquiring the Optioned 20% Interest for its own account, for investment and not with a view to the resale or other distribution thereof; (W) the Optioned 20% Interest has not been registered under any applicable securities laws and is subject to applicable exemption(s) from such registration; (X) Purchaser understands that the exemption(s) from registration afforded by applicable securities laws (the provisions of which are known to Purchaser) depends on the satisfaction of various conditions and that, if applicable, such exemption from registration only afford the basis for sales under certain circumstances and only in limited amounts; (Y) Purchaser has had a reasonable time prior to the date hereof to ask questions and receive answers concerning the terms and conditions of this Option Agreement and to obtain any additional information concerning the Optioned 20% Interest; and (Z) Purchaser acknowledges, agrees and consents to the transfer, conveyance, and assignment of the Optioned 20% Interest by Wolverine in accordance with the Voting Rights Agreement and recognizes and agrees that from and after such transfer, conveyance, and assignment the Optioned 20% Interest shall be subject to the terms and conditions of the Voting Rights Agreement and the LLC Agreement, as in effect from time to time. In addition, Purchaser shall execute and deliver to W/Investments such documents and agreements as are required to evidence such transfer, conveyance, and assignment and comply with the LLC Agreement.

4. Rights as Wolverine. Purchaser acknowledges and agrees that Purchaser shall not have any of the rights as an owner of W/Investments in respect of any of the Optioned 20% Interest until Purchaser exercises the Option with respect to the Optioned 20% Interest and pays the aggregate Purchase Price for the Optioned 20% Interest in accordance with this Option Agreement. Upon receipt by Wolverine of the aggregate Purchase Price for all but not less than all of the Optioned 20% Interest, Purchaser shall have the right to have such Optioned 20% Interest transferred into the name of Purchaser in the records of W/Investments and W/Investments shall make any such transfer on its books and issue new ownership certificate representing the Optioned 20% Interest to Purchaser.

5. Representations and Warranties of Wolverine. Wolverine represents and warrants to Purchaser as follows:

5.1 Capacity. Wolverine is the sole and lawful owner of the Optioned 20% Interest, free and clear of all liens and encumbrances, has full power and authority to execute deliver and perform this Option Agreement, and has taken all actions required by Applicable Law or otherwise to authorize such execution, delivery and performance of this Option Agreement. This Option Agreement is a valid and binding agreement of Wolverine in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting a creditor’s rights and to general equitable principles.

5.2 No Violation. The execution and delivery of this Option Agreement does not, and the consummation of the transactions contemplated hereby will not, cause a default under or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration, award, judgment or decree to which Wolverine is a party or by which it is bound nor violate or conflict with any other restriction of any kind or character to which Wolverine is subject.

5.3 [RESERVED.]

6. General Terms.

6.1 Survival. The provisions of Sections 3 and 5 shall survive the Closing.

6.2 English as Language of Agreement. This Option Agreement and all notices permitted or required by this Option Agreement shall be in the English language.

6.3 Brokers. No broker, finder or other person is entitled to any commission, finder’s fee or similar compensation in connection with this transaction. Each party agrees to defend, indemnify and hold harmless each other party hereto against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party.

6.4 Notices. Any notices or other communications required or permitted hereunder, including, without limitation, the Exercise Notice, shall be in writing and shall be given if personally delivered or if sent by internationally-recognized overnight courier, or by facsimile (each as provided below) addressed as follows:

if to Wolverine or W/Investments:

Wolverine Tube, Inc.

200 Clinton Avenue West

Suite 1000

Huntsville, Alabama 35801

Facsimile: (256) 580-3996

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Wolverine Tube, Inc.

200 Clinton Avenue West, Suite 1000

Huntsville, Alabama 35801

Facsimile: (256) 580-3996

Attention: Legal Department

and to

Bradley Arant Rose & White LLP

200 Clinton Avenue West, Suite 900

Huntsville, Alabama 35801-4900

Facsimile: (256) 517-5200

Attention: S. Revelle Gwyn, Esq.

if to Purchaser:

Wieland-Werke AG

Graf-Arco-Strasse 34-36

D-89079 Ulm, Federal Republic of Germany

Fax: +49-731-944-2837

Attn: Harald Kroener

with a copy (which shall not constitute notice) to:

Wieland-Werke AG

Graf-Arco-Strasse 34-36

D-89079 Ulm, Federal Republic of Germany

Fax: +49-731-944-2875

Attn: Legal Department

Lillig & Thorsness, Ltd.

1900 Spring Road, Suite 200

Oak Brook, Illinois 60523-1495

Fax: 630-571-1042

Attn: Gregory F. Smith/David R. Stallter, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been effectively given and received and to be effective (i) in the case of personal delivery, on the date of such delivery if a Business Day (as hereinafter defined) or, if not a Business Day, the next succeeding Business Day; (ii) in the case of delivery by internationally-recognized overnight courier, on the third Business Day after the date when deposited with such overnight courier with all “next day” delivery charges prepaid; and (iii) in the case of facsimile, on the second Business Day after transmission, when such transmission is evidenced by written confirmation of sending and of receipt generated by the facsimile machine from which transmitted.

6.5 Assignment. Except as expressly permitted by the Voting Rights Agreement, this Option Agreement shall not be assignable by Wolverine or Purchaser. This Option Agreement shall inure to the benefit of and be binding on the legal representatives and permitted assigns (if any) of each of the parties. In the event any Optioned 20% Interest are transferred, assigned, sold or otherwise disposed of in accordance with the Voting Rights Agreement, this Option Agreement shall remain in full force and effect.

6.6 Entire Agreement. This Option Agreement constitutes the entire agreement between and among the parties with respect to the transactions contemplated herein, and supersedes all prior negotiations, letters of intent, understandings and agreements among the parties. This Option Agreement may not be changed or modified, in whole or in part, except in a written document signed by all of the parties.

6.7 Expenses; Costs. Each party shall pay its own expenses and costs in connection with the negotiation, execution, delivery and performance of this Option Agreement.

6.8 Headings; Counterparts. The headings of the Sections and subsections of this Option Agreement are provided for convenience and shall not affect the meaning or interpretation of any of its provisions. This Option Agreement may be executed in multiple counterparts. Each such counterpart shall be deemed to be an original and together with the other counterparts shall be deemed to be one document.

6.9 Severability. If any clause or provision of this Option Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Option Agreement, then, and in that event, it is the intention of the parties that the remainder of this Option Agreement shall not be affected thereby. Also, it is the intention of the parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, shall be added as a part of this Option Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible, in keeping with the overall purpose of the transactions contemplated in this Option Agreement, and be legal, valid and enforceable.

6.10 Governing Law. This Option Agreement and the legal relations between the parties hereto will be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to choice of law principles).

ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS OPTION AGREEMENT MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS OPTION AGREEMENT.

6.11 Holidays. If any event provided for in this Option Agreement is scheduled to take place on a United States (that is, Federal) legal holiday or a Saturday or Sunday in New York, New York, such event shall take place on the next succeeding day that is not such a legal holiday or a Saturday or Sunday in New York, New York.

6.12 Remedies; Specific Performance.

(a) Except as otherwise provided in this Option Agreement, no remedy conferred by any of the provisions of this Option Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise under Applicable Law (as hereinafter defined), and a party’s election of any one or more of such remedies shall not constitute a waiver by such party of the right to pursue any other available remedy. Each remedy shall be cumulative and shall be in addition to every other remedy which is available under this Option Agreement or under Applicable Law. Any reference to law in this Section 6.12 shall be a reference to Applicable Law.

(b) Except as otherwise provided in this Option Agreement and without prejudice to any other rights or remedies which a party may have, each party acknowledges and agrees that damages would not be an adequate remedy for any breach of this Option Agreement and that, to the fullest extent permitted by law, the parties shall be entitled to the remedies of injunction, specific performance and other equitable relief (without a showing that monetary damages are unavailable, or posting of bond, or other similar actions) for any threatened or actual breach of this Option Agreement (including, without limitation, with respect to the rights or obligations of a party to sell, transfer, or otherwise dispose of, or purchase any securities or other ownership interests of W/Investments) by such other party or any other relevant person. Further, each party acknowledges and agrees that (i) the voting securities or other voting ownership interests issued by W/Investments cannot be readily purchased or sold on the open market, (ii) that it is to the benefit of W/Investments, Wolverine and Purchaser that this Option Agreement be carried out and enforced, and (iii) that, for those and other reasons, the parties hereto would be irreparably damaged if this Option Agreement or the agreement and instruments executed and delivered in connection with this Option Agreement were not specifically enforced in the event of a breach of this Option Agreement or such other agreements respectively.

6.13 Arbitration.

(a) Internal Dispute Resolution. Purchaser, Wolverine, and W/Investments intend to resolve on an amicable basis any disputes relating to the interpretation and application of this Option Agreement or other agreements or instruments executed by each of them in connection with or in the performance of this Option Agreement. Purchaser, Wolverine, and W/Investments shall promptly discuss any such dispute among themselves in good faith; and if such dispute, controversy or difference cannot be resolved as provided in this Section 6.13(a) within thirty (30) calendar days, then any of Purchaser, Wolverine, or W/Investments may give the other parties notice of arbitration (the “Arbitration Notice”), which arbitration shall be conducted as provided in this Option Agreement and, otherwise, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect by three (3) arbitrators (the “Arbitration Panel”). The place of the arbitration shall be New York, New York. Notwithstanding the provisions of this Section 6.13(a), disputes that involve a deadlock or a disagreement over fundamental business matters (as opposed to the interpretation or application of this Option Agreement or another agreement of instrument executed in connection with or in the performance of this Option Agreement) shall be resolved pursuant to the applicable procedures set forth in this Option Agreement or such other agreement or instrument and shall not be subject to arbitration pursuant to this Section 6.13.

(b) Arbitration Proceedings and Award.

(i) Each member of the Arbitration Panel shall be licensed to practice law in the United States of America, shall have engaged in the practice of law for at least fifteen (15) years, shall have substantial experience in commercial litigation, shall not currently represent or have formerly represented Wolverine, Purchaser, or any Affiliate of Wolverine or Purchaser, or W/Investments or Wolverine Shanghai, or any officer or director of Wolverine, Purchaser or any Affiliate of Wolverine or Purchaser, or of W/Investments or Wolverine Shanghai.

(ii) Each party shall have the right to request reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure and the Federal Rules of Evidence, each as then in effect, which discovery shall not exceed a period of ninety (90) days and/or the period required for all testimony to be transcribed. The Arbitration Panel shall not have any right to amend this Option Agreement without the written consent of the parties.

(iii) The Arbitration Panel shall use its best efforts to commence and conclude all arbitration activities (including, without limitation, the rendering of its written award) within one-hundred eighty (180) days following the appointment of the third independent arbitrator. Any and all awards of the Arbitration Panel shall be in writing and shall be final, conclusive, and binding on the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

(iv) The Arbitration Panel shall determine and award, between the parties, in the manner and amount as the Arbitration Panel determines appropriate and equitable, the fees, costs and expenses of the arbitration proceeding and those incurred by the parties (including reasonable attorneys’ fees) and may award interest on any awards of the Arbitration Panel. The Arbitration Panel shall render its award, which shall be final, not subject to appeal or review, and binding on the parties. In addition, such award shall be in writing, apply legal principles consistent with the terms of this Option Agreement, and set forth the reason or reasons for its award. The Arbitration Panel shall have the authority to award equitable relief which shall be binding upon the Purchaser, Wolverine, or W/Investments (including without limitation, enjoining any such entity to take or refrain from taking specific action with respect to subject matter of the matter or disagreement); provided, however, neither Wolverine, W/Investments, nor Purchaser shall seek, and the Arbitration Panel shall have no authority to award, any punitive, special, or consequential damages, or damages for lost profits or loss of business opportunity relating to any matters under, arising out of, or in connection with or relating to this Option Agreement or otherwise subject to arbitration.

(v) The Arbitration Panel shall issue the arbitration award in New York, New York, and Wolverine, Purchaser, and W/Investments, each, agree that such award shall constitute a foreign arbitral award with respect to each country in which such party conducts business. The Arbitration Panel shall determine and may award, between the parties, in the manner and amount as the Arbitration Panel determines appropriate and equitable, the fees, costs and expenses of the arbitration proceeding and those incurred by the parties (including reasonable attorneys’ fees) and may award interest on any awards of the Arbitration Panel; provided, however, that each party to the arbitration proceedings shall pay its own costs associated with or arising from the arbitration proceedings, unless the written arbitration award expressly provides otherwise. Until issuance of the arbitration award, the parties to this Option Agreement shall continue to perform this Option Agreement, and any other agreements or instruments executed in connection with or in the performance of this Option Agreement, in accordance with their respective terms.

(c) Jurisdiction. Each party agrees that arbitration under this Section 6.13 is the exclusive method for resolving any dispute (other than the internal dispute resolution procedures described in Section 6.13(a) and agrees that it will not commence any action or proceeding based on a dispute pertaining to this Option Agreement, except (i) to recognize and enforce the award of the Arbitration Panel, (ii) to enforce the provisions of this Section 6.13 or compel the other party to participate in arbitration in accordance with this Section 6.13, (iii) for the purposes specified in Section 6.13(d), or (iv) in the event this arbitration provision is held to be unenforceable for any reason by a court of competent jurisdiction, in which event each party hereby agrees to commence proceedings only in the United States District Court for the Southern District of New York (or if that court refuses jurisdiction, the Supreme Court of the State of New York sitting in and for New York County) and each party hereby submits itself and its property to personal jurisdiction in the United States District Court for the Southern District of

New York and the courts of the State of New York sitting in and for New York County (and appropriate appellate courts thereof). For purposes of this Section 6.13, each party agrees that service of process in any such action may be effected by certified mail or internationally-recognized private express courier to such party at its address provided in Section 6.4 and each party waives any right to assert that any court is inconvenient and agrees not to raise any such objection or assertion.

(d) Injunctive Relief. Without prejudice to the validity or enforceability of the arbitration provisions of this Section 6.12, each party shall be entitled to seek from any competent judicial authority appropriate injunctive relief to preserve the arbitral matter or otherwise protect its rights pending resolution of the arbitral matter; provided, however, any such injunctive relief shall be authorized or subsequently ratified by the Arbitration Panel elected to resolve the dispute.

(e) English as Language of Arbitration. All communications and testimony, whether oral or written, during the arbitration proceedings shall be in the English language.

6.14 Certain Definitions. For the purposes of this Option Agreement:

(a) The term “Affiliate” ” means with respect to any entity, any other entity that, directly or indirectly, controls, is controlled by or is under common control with, that entity or as otherwise agreed to by the parties from time to time; provided, however, that in each case any such other entity shall be considered to be an Affiliate only during the time period during which such control exists, For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any entity means the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such entity, whether through the ownership of voting securities by contract or otherwise.

(b) The term “Applicable Law” means with respect to the relevant subject matter or entity any and all governmental (whether national, supranational, state, provincial, local, or any other governmental level), quasi governmental, or self regulatory body’s laws, regulations, ordinances and any other provisions having the force of law in the jurisdiction to which any such laws, regulations, ordinances or other provisions pertain.

(c) The term “Business Day” shall mean any day that is not a Saturday, Sunday or a Federal Holliday in the State of New York.

(d) The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. References herein to “subsidiaries” or a “subsidiary” include both direct and indirect subsidiaries of a Person.

(e) The term “person” means any natural person, corporation, company, partnership, limited liability company, business trust, or other entity or association under Applicable Law.

6.15 Acquisition For Investment. PURCHASER REPRESENTS AND WARRANTS THAT IT IS ACQUIRING THE OPTIONED 20% INTEREST SOLELY FOR ITS OWN ACCOUNT AND FOR INVESTMENT PURPOSES ONLY AND NOT FOR THE ACCOUNT OF ANY OTHER PERSON AND NOT WITH A VIEW TO, OR FOR, DISTRIBUTION, ASSIGNMENT, APPORTIONMENT OR RESALE TO OTHERS IN WHOLE OR IN PART.

6.16 Creditors. The provisions of this Option Agreement are intended solely to benefit the parties to this Option Agreement and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of any party (and no such creditor shall be a third party beneficiary of this Option Agreement), and party to this Option Agreement shall have any duty or obligation to any creditor of any party to make any additional capital contributions or to cause the Management Committee of W/Investments or the Board of Directors of Wolverine Shanghai to call for any such capital contributions.

6.17 Plain Meaning; Independent Review. This Option Agreement shall be construed in its entirety according to its plain meaning and shall be construed as the product of negotiation at arms’ length between equally sophisticated business persons advised by counsel.

EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS THOROUGHLY REVIEWED THIS OPTION AGREEMENT; THAT IT HAS HAD ACCESS TO LEGAL COUNSEL OR OTHER PROFESSIONAL ADVISORS OF ITS OWN CHOICE; THAT IT HAS REVIEWED THIS OPTION AGREEMENT WITH SUCH COUNSEL AND/OR ADVISORS TO THE EXTENT IT HAS DEEMED NECESSARY OR APPROPRIATE; AND THAT IT HAS NOT RELIED UPON THE ADVICE OF ANY OTHER COUNSEL, OR ADVISORS, OR THIRD PARTIES.

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[SIGNATURE PAGE FOR OPTION AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the day and year first above written.

WOLVERINE CHINA INVESTMENTS, LLC

By:	Wolverine Tube Inc., its Member

By:
Harold M. Karp
	Its:	President and Chief Operating Officer

WIELAND-WERKE AG

By
Harald Kroener
Its:	Chairman of the Executive Board

By
Dr. Ulrich Hartmann
Its:	Member of the Executive Board

WOLVERINE TUBE INC.

By
Harold M. Karp
Its:	President and Chief Operating Officer